UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2014

AV Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55149	33-1222799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East 68th Street, Suite 204
New York, NY 10065
(Address of principal executive offices) (zip code)

917-497-5523
 (Registrant's telephone number, including area code)

______________
(Former name, if changed since last report.)

Copies to:
Darrin M. Ocasio, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2014, AV Therapeutics, Inc. (the “Company”) entered into and closed subscription agreements (the “Subscription Agreements”) with accredited investors (the “Investors”), pursuant to which the Company sold an aggregate of 2,250,000 shares of common stock and five-year warrants to purchase an aggregate of 1,125,000 shares of common stock to the Investors at an exercise price of $0.40 per share for an aggregate purchase price of $450,000 (the “April 2014 Private Placement”). The warrants may be exercised on a cashless basis if there is no effective registration statement for the shares of common stock issuable upon exercise thereof. The Company retained Palladium Capital Advisors, LLC as the placement agent for the April 2014 Private Placement (the “Placement Agent”). The Company paid the Placement Agent a fee of $16,500 and issued to the Placement Agent 82,500 shares of common stock and 41,250 warrants with the same terms as the warrants issued to the Investors.

Pursuant to the Subscription Agreements, the Company granted to the Investors anti-dilution rights for a period of two years such that, if the Company issues or grants any shares of common stock or securities convertible, exchangeable or exercisable for shares of common stock pursuant to which shares of common stock may be acquired at a price less than $0.20 per share, then the Company will promptly issue additional shares of common stock to the Investors in an amount sufficient that the subscription price paid by the Investors when divided by the total number of shares issued will result in an actual price paid by the Investors per share of common stock equal to such lower price.

In connection with the Private Placement, on April 4, 2014, the Company entered into a registration rights agreement with the Investors, pursuant to which the Company agreed to file a registration statement to register for resale the shares of common stock sold to the Investors in the Private Placement, within 90 days of the termination date for the Private Placement, and to have such registration statement declared effective within 120 days thereafter.

In connection with the Private Placement, on April 4, 2014, the Company also issued to the investors under the Company’s previously disclosed private placements for the sale of an aggregate of 3,550,000 shares of common stock, that closed in December 2013 and January 2014, an aggregate of 1,775,000 warrants with the same terms as the warrants issued to the Investors under the April 2014 Private Placement, and granted to such investors anti-dilution rights under the same terms as those granted to the Investors under the April 2014 Private Placement.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01.

   (d) Exhibits

Exhibit Number	Description
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement (incorporated by reference to 8-K filed on December 17, 2013).
10.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AV THERAPEUTICS, INC.

Dated: April 9, 2014	By:	/s/ Abraham Mittelman
Name: Abraham Mittelman
Title: Chief Executive Officer